Exhibit 4.1

AMBASE CORPORATION
SECOND AMENDED AND RESTATED RIGHTS AGREEMENT

SECOND AMENDED AND RESTATED RIGHTS AGREEMENT (the “Agreement”), dated as of March 27, 2019, between AMBASE CORPORATION, a Delaware corporation (“AmBase” or the “Company”), and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, a New York corporation (the “Rights Agent”).

WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement originally dated February 10, 1986, as subsequently amended and restated, pursuant to which the Board of Directors of the Company (the “Board of Directors”) has authorized and declared a dividend of one Right (as hereinafter defined) for each share of Common Stock, $0.01 par value of the Company (“Common Stock”) outstanding on February 10, 1986 and has authorized the issuance of one Right with respect to each share of Common Stock that shall become outstanding between February 10, 1986, and the earlier of the Distribution Date, the Redemption Date and the Expiration Date (as such terms are hereinafter defined), each Right representing the right to purchase one share of Common Stock (subject to adjustment as provided herein); and

WHEREAS, the Board of Directors has determined that it is in the best interests of the Company and its stockholders to adopt certain amendments to the Rights Agreement to (i) adjust the Purchase Price (as hereinafter defined) to reflect the current fair market value of the Common Stock, (ii) provide for an exchange of Rights for Common Stock to facilitate the exercise of Rights after the Distribution Date (as hereinafter defined) in compliance with applicable U.S. federal securities laws, (iii) to adjust the Redemption Price (as hereinafter defined) to the par value of the Common Stock, and (iv) to provide for other administrative amendments to the Rights Agreement; and

WHEREAS, in furtherance of the foregoing, the Board of Directors has adopted this Second Amended and Restated Rights Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Certain Definitions.  For purposes of this Agreement, the following terms have the meanings indicated:

“Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 25% or more of the Common Shares then outstanding, but shall not include the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any Subsidiary of the Company or any Person holding Common Shares for or pursuant to the terms of any such plan, and shall also not include any Person who or which would otherwise be an Acquiring Person if the Board of Directors of the Company or the Executive Committee thereof, prior to the Close of Business no later than the tenth day after the first date of public disclosure by the Company or such Person that such Person is a 25% Holder, determines in its discretion that such Person shall not be an Acquiring Person for purposes of this Agreement; provided, however, that such Person shall be deemed to be an Acquiring Person for all purposes of this Agreement on and after the tenth day after such Person receives written notice from the Company that such Board or such Committee in its discretion has reversed such determination, so long as such Person on such tenth day continues to be a 25% Holder.

“Affiliate” and “Associate” when used with reference to any Person shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on March 27, 2019.

A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own,” any securities:

(i)        which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly;

(ii)      which such Person or any of such Person’s Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than Rights issuable under this Agreement), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (i) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with the applicable rules and regulations under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii)      which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in clause (ii) (B) above) or disposing of any securities of the Company.

“Business Combination” shall have the meaning set forth in Section 13(a) of this Agreement.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Close of Business” on any given date shall mean 5:00 P.M., Eastern Time, on such date; provided, however, that if such date is not a Business Day, “Close of Business” shall mean 5:00 P.M., Eastern Time, on the next succeeding Business Day.

“Common Shares” when used with reference to the Company shall mean the shares of Common Stock of the Company or any other shares of capital stock of the Company into which the Common Stock shall be reclassified or changed and any other shares of capital stock of the Company which shall have rights essentially equivalent to the Common Stock of the Company.  “Common Shares” when used with reference to any Person other than the Company which shall be organized in corporate form shall mean the capital stock with the greatest Voting Power of such Person.  “Common Shares” when used with reference to any Person other than the Company which shall not be organized in corporate form shall mean units of beneficial interest which shall represent the right to participate in the profits, income, deductions and credits of such Person and which shall be entitled to exercise the greatest Voting Power of such Person.

“Common Stock” shall have the meaning set forth in the recitals of this Agreement.

“Company” shall have the meaning set forth in the recitals of this Agreement.

“Distribution Date” shall have the meaning set forth in Section 3(a) of this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Expiration Date” shall have the meaning set forth in Section 7(a) of this Agreement.

“Major Part” when used with reference to the assets of the Company and its Subsidiaries as of any date shall mean assets (i) having a fair market value aggregating more than 50% of the total fair market value of all the assets of the Company and its Subsidiaries as of the date in question, (ii) accounting for more than 50% of the total book value (net of depreciation and amortization) of all the assets of the Company and its Subsidiaries, as would be shown on a consolidated or combined balance sheet of the Company and its Subsidiaries as of the date in question, prepared in accordance with generally accepted accounting principles then in effect, or (iii) accounting for more than 50% of the total amount of net income of the Company and its Subsidiaries, as would be shown on a consolidated or combined statement of income of the Company and its Subsidiaries for the period of 12 months ending on the last day of the month next preceding the date in question, prepared in accordance with generally accepted accounting principles then in effect.

“Market Value,” when used with reference to the Common Shares of any Person on any date, shall be deemed to be the average of the daily closing prices per Common Share for the 30 consecutive Trading Days immediately prior to such date; provided, however, that in the event the Market Value of such Common Shares is to be determined in whole or in part during a period following an announcement by the issuer of such Common Shares of any dividend, distribution or other action of the type described in paragraphs (a), (b) or (c) of Section 11 that would require an adjustment thereunder of the Purchase Price or the number and kind of shares of capital stock issuable upon exercise of the Rights, and prior to the expiration of 30 Trading Days after the ex-dividend or ex-distribution date for such dividend or distribution, or the record date for such action, then, and in each case, the “Market Value” of such Common Shares shall be appropriately adjusted to reflect the effect of such action on the market price of such Common Shares.  The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such Trading Day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or, if the Common Shares are not then listed or admitted to trading on the American Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such Trading Day the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Company.  If on any such Trading Day no market maker is making a market in the Common Shares, the fair value of such shares on such Trading Day as determined in good faith by the Board of Directors of the Company shall be used.

“NASDAQ” shall mean the National Association of Securities Dealers, Inc. Automated Quotation System.

“Person” shall mean any individual, firm, corporation, partnership, joint venture, association or other entity.

“Principal Party” shall mean the Surviving Person in a Business Combination; provided, however, that if such Surviving Person is a direct or indirect Subsidiary of any other Person, if “Principal Party” shall mean the Person which is the ultimate parent of such Surviving Person and which is not itself a Subsidiary of another Person.  In the event ultimate control of such Surviving Person is shared by two or more Persons, “Principal Party” shall mean that Person that is immediately so controlled by such two or more Persons.

“Purchase Price” shall be the product of (x) the current Market Value of the Common Stock measured as of an applicable Distribution Date multiplied by (y) 0.5, subject to adjustment from time to time as provided in Sections 11 and 13 hereof.

“Redemption Date” shall have the meaning set forth in Section 7(a) of this Agreement.

“Redemption Price” shall have the meaning set forth in Section 23(a) of this Agreement.

“Registered Common Shares” shall mean Common Shares that as of the date of consummation of a Business Combination are, and have during the preceding 12 months continuously been, registered under Section 12 of the Exchange Act.

“Right Certificate” shall mean a certificate evidencing a Right in substantially the form attached as Exhibit A hereto.

“Rights” shall mean the rights to purchase Common Shares as provided in this Agreement.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Shares Acquisition Date” shall mean the first date of public disclosure by the Company or an Acquiring Person that an Acquiring Person has become such.

“Subsidiary” shall mean a Person a majority of the total outstanding Voting Power of which is owned, directly or indirectly, by another Person or by one or more other Subsidiaries of such other Person or by such other Person and one or more other Subsidiaries of such other Person.

“Summary of Rights” shall have the meaning set forth in Section 3(b) of this Agreement.

“Surviving Person” shall mean the Person which is the continuing or surviving Person in a consolidation or merger specified in clause (i) or (ii) of Section 13(a) of this Agreement or the Person to which the Company’s assets are sold, leased, exchanged, transferred or disposed of in a transaction specified in clause (iii) of Section 13(a) of this Agreement.

“Trading Day” shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day.

“Triggering Event” shall have the meaning set forth in Section 11(d) (i) of this Agreement.

“Voting Power,” when used with reference to the capital stock of or units of beneficial interest in any Person, shall mean the power under ordinary circumstances (and not merely upon the happening of a contingency) (i) to vote in the election of directors of such Person, if such Person is a corporation and (ii) to participate in the management and control of such Person, if such Person is not a corporation.

Section 2.  Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares of the Company) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint one or more co-rights agents as it may deem necessary or desirable (the term “Rights Agent” being used herein to refer, collectively, to the Rights Agent together with any such co-rights agents).

Section 3.  Issue of Right Certificates.  (a) Prior to the Distribution Date (as hereinafter defined) (i) the Rights will be evidenced by the certificates for Common Shares of the Company registered in the names of the holders thereof, together with a copy of the Summary of Rights (as hereinafter defined), and not by separate Right Certificates, and (ii) the surrender for transfer of any certificate for Common Shares, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.  As soon as practicable after the earlier of (x) the Shares Acquisition Date or (y) the date of the commencement of, or first public disclosure of the intent of any Person (other than the Company or any Subsidiary of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company) to commence, a tender or exchange offer the consummation of which, if successful, would result in such Person, together with its Affiliates and Associates, becoming the Beneficial owner of 20% or more of the outstanding Common Shares (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the Close of Business on the earlier of such dates being herein referred to as the “Distribution Date”), the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of Common Shares of the Company as of the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, evidencing one Right for each Common Share so held.  As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates. Notwithstanding the foregoing provisions of this paragraph (a), any date that would, but for this sentence, be a Distribution Date shall not be a Distribution Date for any purpose of this Agreement (and the Company shall not issue or mail any Rights Certificates with respect thereto) if, within ten days after such date, the Board of Directors of the Company or the Executive Committee thereof determines, in its sole discretion, that such date shall not be a Distribution Date, provided, however, that the tenth day after the Company gives public notice that such Board or such Committee in its discretion reversed such determination shall be deemed a Distribution Date for all purposes of this Agreement.

(b)  on March 27, 2019, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Common Stock, in substantially the form attached hereto as Exhibit B (the “Summary of Rights”), by first-class, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on April 17, 2019, at the address of such holder shown on the records of the Company.

(c)  Certificates for Common Shares issued after April 17, 2019, but prior to the earliest of the Distribution Date, the Redemption Date or the Expiration Date (as hereinafter defined), shall have printed on, written on or otherwise affixed to them the following legend:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Second Amended and Restated Rights Agreement dated as of March 27, 2019 (the “Rights Agreement”), between AmBase Corporation and American Stock Transfer & Trust Company, LLC the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of AmBase Corporation  Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate.  AmBase Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.  Under certain circumstances, Rights issued to or held by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) may become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

Section 4.  Form of Right Certificates.  (a) The Right Certificates (and the forms of assignment and of election to purchase shares to be printed on the reverse thereof) shall be in substantially the form of Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage.  Subject to the provisions of Sections 11 and 22 hereof, the Right Certificates for Common Shares issued after April 17, 2019, whenever issued, shall be dated as of April 17, 2019, and on their face shall entitle the holders thereof to purchase such number of Common Shares as shall be set forth therein at the then-current Purchase Price set forth therein.

(b)  Notwithstanding any other provision of this Agreement, any Right Certificate issued pursuant to Section 3 (a) hereof that represents Rights known by the Company to be beneficially owned by an Acquiring Person or any Associate or Affiliate of an Acquiring Person and any Right Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or any Person known by the Company to be an Associate or Affiliate of an Acquiring Person or to any Person known by the Company to be a nominee of such Acquiring Person, Associate or Affiliate, and any Right Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain the following legend:

The Rights represented by this Right Certificate were issued to a Person who is an Acquiring Person or an Affiliate or an Associate of an Acquiring Person.  This Right Certificate and the Rights represented hereby may become void in the circumstances specified in Section 7(d) of the Rights Agreement.

Section 5.  Countersignature and Registration.  (a) The Right Certificates shall be executed on behalf of the Company by the Chairman of the Board, President or any Vice President of the Company, either manually or by facsimile signature, and have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature.  The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid or obligatory for any purpose unless so countersigned.  In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

(b)  Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal corporate trust office in New York, New York, books for registration and transfer of the Right Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced by each of the Right Certificates and the date of each of the Right Certificates.

Section 6.  Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.  (a) Subject to the provisions of Section 14 hereof, at any time after the Distribution Date, and at or prior to the earlier of the Redemption Date or the Expiration Date, any Right Certificate or Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Common Shares as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal corporate trust office of the Rights Agent.  Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested.  The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

(b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights; Certain Rights Null and Void; Exchange of Rights.  (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal corporate trust office of the Rights Agent, together with payment of the then-current Purchase Price for each Common Share as to which the Rights are exercised, at or prior to the earlier of (i) the Close of Business on March 27, 2029 (the “Expiration Date”), or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”).

(b)  Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the Common Shares to be purchased together with an amount equal to any applicable transfer tax, in lawful money of the United States of America, in cash or by certified check or bank draft payable to the order of the Company, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Common Shares (or make available, if the Rights Agent is the transfer agent) certificates for the number of Common Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

(c)  In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

(d)  Notwithstanding anything in this Agreement to the contrary, any Rights that are beneficially owned by an Acquiring Person or any Associate or Affiliate of an Acquiring Person shall become null and void upon the occurrence of a Triggering Event and any holder of any such Right (including any subsequent holder) shall not have any right to exercise any such Right under this Agreement from and after the occurrence of a Triggering Event.

(e)  (i) The Board of Directors may, at its option and in its sole and absolute discretion, at any time after a Person becomes an Acquiring Person, mandatorily exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that shall have become null and void and nontransferable pursuant to Section 7(d)) for consideration per Right consisting of one-half of the securities that would be issuable at such time upon the exercise of one Right in accordance with Section 11, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring in respect of the Common Stock after the Close of Business on the date of this Agreement (such amount per Right being hereinafter referred to as the “Exchange Consideration”).  If the Board elects to exchange all the Rights for Exchange Consideration pursuant to this Section 7(e) prior to the physical distribution of the Right Certificates, the Company may distribute the Exchange Consideration in lieu of distributing Right Certificates, in which case for purposes of this Agreement holders of Rights shall be deemed to have simultaneously received and surrendered for exchange Right Certificates on the date of such distribution. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exchanged pursuant to this Section 7(e) shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 7(e). The exchange of the Rights by the Board of Directors of the Company may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish.

(ii)   Immediately upon the effectiveness of the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (e) of this Section 7 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive the Exchange Consideration. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of the Rights so exchanged at their last addresses as they appear on the books and records of the Company. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(d) hereof) held by each holder of Rights.

(f)  Upon the occurrence of a Triggering Event, the exercise of Rights pursuant to Sections 7(a) and 11(d)(i) of this Agreement to purchase the Common Share evidence by such Rights shall be conditioned upon and subject to either (i) the Company qualifying the offer and sale of such Common Shares issuable upon exercise of the Rights under an exemption from registration under the Securities Act, or (ii) the SEC declaring effective a registration statement registering the offer and sale of the Common Shares issuable upon exercise of the Rights under the Securities Act.

Section 8.  Cancellation and Destruction of Right Certificates.  All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9.  Reservation and Availability of Common Shares.

(a)  The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Common Shares or any authorized and issued Common Shares held in its treasury, free from preemptive rights or any right of first refusal, a number of Common Shares sufficient to permit the exercise in full of all outstanding Rights other than those, if any, which may have become void pursuant to Section 7(d) hereof.

(b)  The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares reasonably likely to be delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable shares.

(c)  So long as the Common Shares of the Company may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for issuance upon exercise of the Rights to be listed on such exchange upon official notice of issuance upon such exercise.

(d)  The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Common Shares upon the exercise of Rights.  The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates for the Common Shares in a name other than that of the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for Common Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax is due.

Section 10.  Common Shares Record Date.  Each Person in whose name any certificate for Common Shares is issued upon the exercise of “Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Shares transfer books of the Company are open.

Section 11.  Adjustment of Purchase Price, Number of Shares or Number of Rights.  The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)  (i)  In the event the Company shall at any time after the date of this Agreement (A) pay any dividend on the Common Shares payable in Common Shares, (B) subdivide or split the outstanding Common Shares into a greater number of shares or (C) combine or consolidate (by a reverse stock split or otherwise) the outstanding Common Shares into a smaller number of shares, then, and in each such event, except as otherwise provided in this Section 11(a) (i): (1) the Purchase Price to be in effect from and after such event shall be determined by multiplying the Purchase Price in effect immediately prior to such event by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately prior to such event and the denominator of which shall be the number of Common Shares outstanding immediately after such event; and (2) each Right shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Common Shares obtained by multiplying (x) the number of Common Shares issuable upon the exercise of a Right immediately prior to such event by (y) the Purchase Price in effect immediately prior to the adjustment of the Purchase Price prescribed by the foregoing clause (1), and dividing the product so obtained by the Purchase Price in effect immediately after the adjustment prescribed in the foregoing clause (1), provided, however, that said adjustment to the number of Common Shares issuable upon exercise of a Right shall not be made upon or by reason of the occurrence prior to the Distribution Date of an event described in clauses (A) or (B) of this Section 11 (a) (i) if in connection with such event a Right is issued with each additional Common Share distributed to or held by the holders of Common Shares pursuant to or as a result of such event.

(b)  In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or securities convertible into Common Shares) at a price per Common Share (or having a conversion price per Common Share, if a security convertible into Common Shares) less than the Market Value of the Common Shares on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Market Value and the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible).  In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.  Common Shares owned by or held for the account of the Company or any Subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)  In case the Company shall fix a record date for the making of a distribution to all holders of the Common Shares (including any such distribution made in connection with a merger in which the Company is the surviving corporation) of cash (other than a cash dividend paid, or intended to be paid, on a regular basis in the ordinary course of business) or evidences of indebtedness, assets or securities (other than Common Shares) or subscription rights, options or warrants (excluding those referred to in Section 11 (b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Market Value of the Common Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets, evidence of indebtedness or securities so to be distributed or of such subscription rights, options or warrants applicable to one Common Share and the denominator of which shall be such Market Value of the Common Shares.  Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d) (i)  If any of the events described in the following clauses (A), (B) or (C) (each such event being hereinafter referred to as a “Triggering Event”) shall occur:

(A)  any Acquiring Person or any Associate or Affiliate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly (1) shall merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination and the Common Shares of the Company shall remain outstanding and no shares thereof shall be changed into or exchanged for stock or other securities of any other Person or of the Company or cash or any other property, (2) shall in one or more transactions (except in connection with the exercise of Rights or the exercise or conversion of securities exercisable for or convertible into capital stock of the Company), transfer any property or assets to the Company or any Subsidiary of the Company in exchange (in whole or in part) for shares of capital stock of the Company or any Subsidiary of the Company or for securities exercisable for or convertible into shares of capital stock of the Company or any Subsidiary of the Company or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of capital stock of the Company or any Subsidiary of the Company or securities exercisable for or convertible into shares of capital stock of the Company or any Subsidiary of the Company (other than as part of a pro rata distribution or offer to all holders of Common Shares), (3) shall, in one or more transactions, sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, to, from or with the Company or any of its Subsidiaries, assets (including securities) on terms and conditions less favorable to the Company or such Subsidiary than the Company or such Subsidiary would be able to obtain in arm’s-length negotiation with an unaffiliated third party, (4) shall receive any compensation from the Company or any of the Company’s Subsidiaries for services other than compensation for employment as a regular employee or fees for serving as a director, at rates in accordance with the Company’s (or its Subsidiaries’) past practices, or (5) shall receive the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance provided by the Company or any of its Subsidiaries.

(B)  during such time as there is an Acquiring Person, there shall be any reclassification of securities of the Company (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any of its Subsidiaries (whether or not with or into or otherwise involving an Acquiring Person), which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities or of securities exercisable for or convertible into securities of the Company or any of its Subsidiaries which is directly or indirectly owned by an Acquiring Person or any Associate or Affiliate of any Acquiring Person, or

(C) any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any Person holding Common Shares for or pursuant to the terms of any such plan), alone or together with all Affiliates and Associates of such Person, shall become the Beneficial Owner of 25% or more of the Common Shares of the Company then outstanding, (a “25% Holder”), unless the Board of Directors of the Company or the Executive Committee thereof, within ten days thereafter, determines in its discretion that such event shall be deemed not to be a Triggering Event for purposes of this Agreement; provided, however, that such event shall be deemed to be a Triggering Event for all purposes of this Agreement on and after the tenth day after such Person receives written notice from the Company that such Board or such Committee in its discretion has reversed such determination, so long as such Person on such tenth day continues to be a 25% Holder;

then, and in each such case, proper provision shall be made so that each holder of a Right, except as provided below, shall thereafter have a right to receive one share of Common Stock upon exercise thereof and payment of the then-current Purchase Price for each Common Share for which the Right is then exercisable in accordance with the terms of this Agreement.

(ii)  If an event occurs which would require an adjustment under both this paragraph (d) and paragraph (a), (b) or (c) of this Section 11, the adjustment provided for in this paragraph (d) shall be in addition to, and shall be made prior to, any adjustment required pursuant to paragraph (a), (b) or (c) of this Section 11, provided, however, that if the event that would otherwise give rise to an adjustment under any paragraph of this Section 11 is also subject to the provisions of Section 13, then only the adjustment provided by Section 13 shall apply and no adjustment shall be made pursuant to any paragraph of this Section 11.

(iii)  In the event the Company shall not have sufficient authorized and unissued Common Shares or authorized and issued Common Shares held in its treasury to permit the exercise in full of the Rights in accordance with this paragraph (d), the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights; provided, however, that if the Company is unable to cause the authorization of additional Common Shares, then, in the event the Rights become so exercisable, the Company, to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date hereof to which it is a party, may elect (A) upon surrender of a Right to pay cash equal to the Purchase Price in lieu of issuing Common Shares and requiring payment therefor, or (B) upon due exercise of a Right and payment of the Purchase Price for each Common Share as to which such Right is exercised, issue debt or equity securities having a value equal to the market price of the Common Shares which otherwise would have been issuable pursuant to paragraph (a) (ii) of this Section 11, which value shall be determined by a nationally recognized investment banking firm selected by the Board of Directors of the Company or (C) upon due exercise of a Right and payment of the Purchase Price for each Common Share as to which such Right is exercised, distribute a combination of Common Shares, cash and/or other debt or equity securities having an aggregate market value equal to the market price of the Common Shares which otherwise would have been issuable pursuant to paragraph (a) (ii) of this Section 11.

(e)  No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11 (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share, as the case may be.  Notwithstanding the first sentence of this Section 11 (e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

(f)  In the event the Company shall at any time after the date of this Agreement issue any shares of its capital stock in a reclassification of the Common Shares, the number and kind of shares of capital stock issuable upon exercise of a Right shall be adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to the effective date of such reclassification and at a time when the Common Shares transfer books of the Company were open, he would have been entitled to receive by virtue of such reclassification.  If as a result of an adjustment made pursuant to this Section 11(f), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in paragraphs (a) through (d), inclusive of this Section 11, and the provisions of Sections 7, 9, 10 and 13 hereof with respect to the Common Shares shall apply on like terms to any such other shares.

(g)  All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase at the adjusted Purchase Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)  Unless the Company shall have exercised its election as provided in paragraph (i) of this Section 11, upon each adjustment of the Purchase Price as a result of the calculations made in paragraphs (b) and (c) of this Section 11, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Common Shares (calculated to the nearest ten thousandth) obtained by (i) multiplying (x) the number of Common Shares covered by a Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)  The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Common Shares that may be purchased upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.  The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made and the adjusted Purchase Price.  Such record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement.  If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11 (i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j)  Irrespective of any adjustment or change in the Purchase Price or the number of Common Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Right Certificates issued hereunder.

(k)  Before taking any action that would cause an adjustment reducing the Purchase Price below the then current par value, if any, of the Common Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Common Shares at such adjusted Purchase Price.

(l)  In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m)  Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such adjustments in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any combination or subdivision of the Common Shares, issuance wholly for cash of any of the Common Shares at less than the Market Value of the Common Shares, issuance wholly for cash of Common Shares or securities which by their terms are convertible into or exchangeable for Common Shares, stock dividends or issuance of rights, options or warrants referred to herein above in this Section 11, hereafter made by the Company to holders of its Common Shares shall not be taxable to such stockholders.

Section 12.  Certificate of Adjusted Purchase Price or Number of Shares.  Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Shares of the Company a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.

Section 13.  Consolidation, Merger or Sale or Transfer of Assets or Earning Power.  (a) In the event that, at any time on or after the Distribution Date, directly or indirectly any of the transactions specified in the following clauses (i), (ii) or (iii) (each such transaction occurring at any time on or after the Distribution Date being hereinafter referred to as a “Business Combination”) shall be consummated:

(i)       the Company shall consolidate with, or merge with and into, any other Person, any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the Surviving Person of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person or the Company or cash or any other property, or

(ii)      the Company shall sell, lease, exchange, liquidate or otherwise transfer or dispose of (or one or more of its Subsidiaries shall sell, lease, exchange, liquidate or otherwise transfer or dispose of), in one or more transactions, the Major Part of the assets of the Company and its subsidiaries (taken as a whole) to any other Person, then, and in each such case proper provision shall be made so that each holder of a Right (except as provided in Section 7(d)) shall thereafter have the right to receive, upon the exercise thereof and payment of the then-current Purchase Price for each Common Share for which the Right is then exercisable in accordance with the terms of this Agreement, the securities specified below:

(A)      if the Principal Party in such Business Combination has outstanding Registered Common Shares, such number of Registered Common Shares of such Principal Party as shall be equal to the result obtained by (x) multiplying the then-current Purchase Price by the number of Common Shares of the Company for which a Right was exercisable  immediately prior to the consummation of such Business Combination (without taking into account any adjustment previously made pursuant to Section 11 (d) (i) hereof) and (y) dividing that product by 50% of the Market Value of each Registered Common Share of such Principal Party on the date of consummation of such Business Combination, or

(B)       if the Principal Party in such Business Combination does not have outstanding Registered Common Shares, at the election of the holder of such Right at the time of the exercise thereof, either

(1)
such number of Common Shares of the Surviving Person in such Business Combination as shall be equal to the result obtained by (x) multiplying the then current Purchase Price by the number of Common Shares of the Company for which a Right was exercisable immediately prior to the consummation of such Business Combination (without taking into account any adjustment previously made pursuant to Section 11 (d) (i) hereof) and (y) dividing that product by 50% of the Market Value of each Common Share of such Surviving Person immediately after giving effect to such Business Combination, or

(2)
if the Surviving Person is not the Principal Party in such Business Combination, such number of Common Shares of the Principal Party as shall be equal to the result obtained by (x) multiplying the then-current Purchase Price by the number of Common Shares of the company for which a Right was exercisable immediately prior to the consummation of such Business Combination (without taking into account any adjustment previously made pursuant to Section 11 (d) (i) hereof) and (y) dividing that product by 50% of the Market Value of each Common Share of the Principal Party immediately after giving effect to such Business Combination.

All Common Shares of any Person for which any Right may be exercised after consummation of a Business Combination as provided in this Section 13 (a) shall, when issued upon exercise of such Right in accordance with this Agreement, be validly issued, fully paid and non-assessable, and any such Person shall be obligated, by virtue of such Business Combination, to use its best efforts to cause such Common Shares to be free of any preemptive rights, rights of first refusal or other restrictions or limitations on the transfer or ownership thereof.

(b)  After consummation of any Business Combination (i) the issuer of Common Shares for which Rights may be exercised as set forth in Section 13 (a) shall be liable for, and shall assume, by virtue of such Business Combination, all the obligations and duties of the Company pursuant to this Agreement, (ii) the term “Company” shall be deemed to refer to such issuer and (iii) such issuer shall take such steps (including, but not limited to, the authorization and reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights.

(c)  The Company shall not consummate any Business Combination unless prior thereto the Company and each issuer of Common Shares for which the Rights may be exercised as provided in paragraph (a) of this Section 13 shall (i) have executed and delivered to the Rights Agent a supplemental agreement providing for the obligation of such issuer to issue Common Shares upon the exercise of Rights in accordance with the terms set forth in paragraphs (a) and (b) of this Section 13, (ii) have furnished to the Rights Agent an opinion of independent counsel stating that such supplemental agreement is a valid, binding and enforceable agreement of such issuer, and (iii) have filed a certificate of a nationally recognized firm of independent accountants setting forth the number of Common Shares of such issuer which may be purchased upon the exercise of each Right after the consummation of such Business Combination.

(d)  The provisions of this Section 13 shall similarly apply to successive Business Combinations.  In the event a Business Combination shall be consummated at any time after the occurrence of a Triggering Event, the Rights that have not been exercised prior to such time shall thereafter (subject to the provisions of Section 7 (d)) become exercisable in the manner set forth in paragraph (a) of this Section 13.

(e)  The Company covenants and agrees that it shall not effect any Business Combination if at the time of or immediately after such Business Combination there are any rights, warrants or other instruments outstanding that would eliminate or in any way substantially diminish the benefits intended to be afforded by the Rights.

Section 14.  Fractional Rights and Fractional Shares.  (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights.  In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.  For the purpose of this Section 14 (a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price for any Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such Trading Day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or, if the Rights are not listed or admitted to trading on the American Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such Trading Day the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company.  If on any such Trading Day no such market maker is making a market in the Rights  the fair value of the Rights on such Trading Day as determined in good faith by the Board of Directors of the Company shall be used.

(b)  The Company shall not be required to issue fractions of shares upon exercise of the Rights or to distribute certificates which evidence fractional shares.  In lieu of fractional shares, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Market Value of one Common Share.  For purposes of this Section 14 (b), the Market Value of a Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of the definition of “Market Value”) for the Trading Day immediately prior to the date of such exercise.

(c)  The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right.

Section 15.  Rights of Action.   All rights of action in respect of this Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations of any Person under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

Section 16.  Transfer and Ownership of Rights.

(a)	Prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares.

(b)
After the Distribution Date, the Right Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer.

(c)
The Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

Section 17.  Right Certificate Holder Not Deemed a Stockholder.  No holder, as such, of any Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company, including without limitation, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 hereof), or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18.  Concerning the Rights Agent.

(a)  The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Right Agent, for and to hold it harmless against, any loss, liability or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

(b)  The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

Section 19.  Merger or Consolidation or Change of Name of Rights Agent.  (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution of filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof.  In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

(b)  In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20.  Duties of Rights Agent.  The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a)  The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b)  Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)  The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

(d)  The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)  The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares will, when so issued, be validly authorized and issued, fully paid and non-assessable.

(f)  The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)  The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, a Vice President, the Secretary or the Treasurer of the Company and to apply to such officers for advice or instructions in connection with its duties and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

(h)  The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniary interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement.  Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

(i)  The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct provided reasonable care was exercised in the selection and continued employment thereof.

(j)  If, with respect to any Right Certificate surrendered to the Rights Agent for exercise, transfer or exchange, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof) or a transferee thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

Section 21.  Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail.  The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such corporation is authorized to conduct a corporation trust business in the State of New York), in good standing, having a principal office in the State of New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $10 million.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates.  Failure to give any notice provided for in this Section 21, however, or any defect therein shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.  Issuance of New Right Certificates.  Notwithstanding any of the provisions of this Agreement or of the Rights of the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

Section 23.  Redemption.  (a) The Board of Directors of the Company may, at its option, at any time prior to the earliest of (i) the Close of Business on the 10th day following the Shares Acquisition Date, (ii) the occurrence of a Triggering Event or (iii) the Close of Business on the Expiration Date, order the redemption of all but not less than all the then-outstanding Rights at a redemption price of $0.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”).

(b)  Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.  Within 10 days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then-outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares of the Company.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder of Rights receives the notice.  Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

Section 24.  Notice of Certain Events.  In case the Company shall propose (a) to take any actions of the type described in paragraph (a), (b) or (c) of Section 11 hereof that would require an adjustment thereunder of the Purchase Price or of the number and kind of shares of capital stock issuable upon the exercise of the Rights, (b) to effect any Business Combination, or (c) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 25 hereof, a notice of such proposed action, which shall specify any record date for the purpose of determining any participation therein by the holders of the Common Shares, or the date on which such action is to take place and the date of any participation therein by the holders of the Common Shares, if any such date is to be fixed, and such notice shall be so given at least 20 days prior to any such record date, the taking of such action or the date of participation therein by the holders of the Common Shares, whichever shall be the earliest.

In case any Triggering Event or Business Combination shall occur, then in any such case the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 25 hereof, a notice of the occurrence of such Triggering Event or Business Combination, which shall specify the Triggering Event or Business Combination and the consequences of the Triggering Event or Business Combination to holders of Rights under Section 11(d) or Section 13 hereof, as the case may be.

Section 25.  Notices.  Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

AmBase Corporation
One South Ocean Blvd., Suite 301
Boca Raton, FL 33432
Attention:  Corporate Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by any holder of a Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

American Stock Transfer & Trust Company, LLC
6201 15th Ave.
Brooklyn, New York, 11219
Attention:  Vice President
Stock Transfer Administration

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent or, prior to the Distribution Date, on the registration books of the transfer agent for the Common Shares of the Company.

Section 26.  Supplements and Amendments.  The Company and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Rights Agent may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates.

Section 27.  Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 28.  Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares of the Company) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates.

Section 29.  Determinations and Actions by the Board of Directors.  The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise the rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend or not amend this Agreement). All such actions, calculations, interpretations and determinations that are done or made by the Board of Directors of the Company in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties.

Section 30.  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 31.  Governing Law.  This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, except that the rights and obligations of the Rights Agent shall be governed by New York law.

Section 32.  Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 33.  Descriptive Headings.  Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

AMBASE CORPORATION
By:	/s/ Richard A. Bianco
Name:	Richard A. Bianco
Title:	President & Chief Executive Officer

Attest:
By:	/s/ John Ferrara
Name:	John Ferrara
Title:	Vice President and Chief Financial Officer,
AmBase Corporation

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
By:	/s/ Mike Nespoli
Name:	Mike Nespoli
Title:	Executive Director, Relationship Manager

Attest:
By:	/s/ Alexandra M. Albrecht
Name:	Alexandra M. Albrecht
Title:	Vice President, Relationship Manager

EXHIBIT A

AmBase Corporation
(Form of Right Certificate)

Certificate No. R	Rights

NOT EXERCISABLE AFTER MARCH 27, 2029, OR EARLIER IF REDEEMED.  THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.  UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) MAY BECOME NULL AND VOID.  [THE BENEFICIAL OWNER OF THE RIGHTS REPRESENTED BY THIS CERTIFICATE IS A PERSON WHO WAS AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT).  THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(d) OF THE RIGHTS AGREEMENT.

Right Certificate
AMBASE CORPORATION

This certifies that                          , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Second Amended and Restated Rights Agreement dated as of March 27, 2019 (the “Rights Agreement”), between AmBase Corporation, a Delaware corporation (“AmBase” or the “Company”), and American Stock Transfer & Trust Company, LLC, a New York corporation (the “Rights Agent”), unless the Rights evidenced hereby shall have been previously redeemed, to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Eastern Time) on March 27, 2029 (the “Expiration Date”), at the principal corporate trust office of the Rights Agent, or its successors as Rights Agent, in New York, New York, one fully paid, non-assessable share of the common stock, $0.01 par value (the “Common Shares”) of the Company, at the Purchase Price set forth in the Rights Agreement, upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.  The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of April 17, 2019, based on the Common Shares as constituted at such date.

As provided in the Rights Agreement, the Purchase Price and the number and kind of shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

If the Rights evidenced by this Right Certificate are, at the time of the occurrence of any Triggering Event (as defined in the Rights Agreement), beneficially owned by as Acquiring Person or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void upon the occurrence of such Triggering Event and the holder hereof shall not have any right to exercise such Rights from and after the occurrence of such Triggering Event.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates.  Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the principal corporate trust office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase.  If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.01 per Right at any time prior to the earliest of (i) the Close of Business (as defined in the Rights Agreement) on the 10th day following the Shares Acquisition Date, (ii) the occurrence of a Triggering Event or (iii) the Close of Business on the Expiration Date.

No fractional Common Share will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company, including, without limitation, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised in accordance with the provisions of the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.  Dated as of April 17, 2019.

AMBASE CORPORATION,
By:	/s/ Richard A. Bianco
Richard A. Bianco, Chairman, President & Chief Executive Officer

Attest:
/s/ John Ferrara
Secretary – AmBase Corporation

Countersigned:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,

By:	/s/ Mike Nespoli
Authorized Signature

(Form of Reverse Side of Right Certificate)

AmBase Corporation
FORM OF ASSIGNMENT
(To be executed by the registered holder if such
holder desires to transfer the Right Certificates.)

FOR VALUE RECEIVED

hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Right Certificate on the books of the within-named Company, will full power of substitution.

The undersigned certifies that the Rights evidenced by this Right Certificate are not beneficially owned by, and were not acquired by the undersigned from, an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Dated: _______________, 20___

Signature

Signature Guaranteed:
NOTICE
The signature to the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to
exercise the Right Certificate.)

To AMBASE CORPORATION:

The undersigned hereby irrevocably elects to exercise                                  Rights represented by this Right Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

The undersigned certifies that the Rights evidenced by this Right Certificate are not beneficially owned by, and were not acquired by the undersigned from, an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Dated: _______________________, 20___

Signature (Signature must conform in all respects to name of holder as specified on the face of this Right Certificate)

Signature Guaranteed: